UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 28, 2012

ROEBLING FINANCIAL CORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-50969	55-0873295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 130 South & Delaware Avenue, Roebling, New Jersey	08554
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (609) 499-0355

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ROEBLING FINANCIAL CORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2012, Roebling Financial Corp, Inc. (“Roebling”), the parent company of Roebling Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TF Financial Corporation (“TF Financial”), the parent company of 3rd Fed Bank.

Under the Merger Agreement, Roebling will merge with and into TF Financial (the “Merger”) after which Roebling Bank will merge with and into 3rd Fed Bank.  Each outstanding share of Roebling common stock will be converted into the right to receive either $8.60 per share in cash without interest or 0.3640 shares of TF Financial’s common stock, at the election of Roebling shareholders, subject to proration.  Aggregate cash consideration to be paid must not exceed $7,252,066 (including any cash paid in connection with the Roebling options and any shares held by the employee stock ownership plan and not allocated to participant accounts).  Cash will be paid in lieu of fractional shares at a value based on the average closing sale price of TF Financial’s common stock for the twenty trading days immediately prior to the closing date.

All Roebling stock options, whether or not vested, will be canceled at the effective time of the Merger in exchange for a cash payment equal to the positive difference (if any) between $8.60 and the exercise price of the stock option.  In the event of a greater than 15% decline in market value of TF Financial’s common stock from an initial price of $23.87 per share, which percentage decline exceeds any decline in the NASDAQ Bank Index from its starting point by more than 15%, Roebling may be able to terminate the Merger Agreement unless TF Financial increases the number of shares into which Roebling common stock may be converted.

The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.  As a result, the shares of Roebling exchanged for TF Financial’s shares will be transferred on a tax-free basis.  The Merger is expected to close during the second or third quarter of 2013.  If the Merger is not consummated under certain circumstances, Roebling has agreed to pay TF Financial a termination fee of up to $650,000.

The Merger Agreement provides for an increase in the size of the board of directors of 3rd Fed Bank by one member.  John J. Ferry, Roebling’s Chairman of the Board will join the board of 3rd Fed Bank.  Directors and executive officers of Roebling were also required to enter into support agreements concurrent with the execution of the Merger Agreement (collectively, the “Support Agreements,” each a “Support Agreement”).  A form of Support Agreement is filed herewith as Exhibit 2.2.  The Support Agreements provide that each director or executive officer of Roebling will vote his or her shares (other than shares held in a fiduciary capacity) in favor of approval of the Merger Agreement.

The Merger Agreement contains usual and customary representations and warranties that TF Financial and Roebling made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between TF Financial and Roebling, and may be subject to important qualifications and limitations set forth in the Merger Agreement.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between TF Financial and Roebling rather than establishing matters as facts.

The Merger Agreement also contains certain customary closing conditions, including approval by Roebling’s shareholders and applicable banking regulatory authorities.  As a further condition to the consummation of the Merger, Roebling’s adjusted shareholders’ equity, as defined in the Merger Agreement, may not be less than $15,250,000 as of the effective time of the Merger.  It is also a condition of TF Financial’s obligation to close the Merger that Roebling’s total non-performing assets (defined as non-accrual loans, accruing troubled debt restructurings (with certain exceptions), loans past due 90 days or more and still accruing and other real estate owned) must not exceed $3,750,000 as of the last day of the month prior to the month in which the effective time of the Merger is expected to occur and Roebling’s net charge-offs from the date of the Merger Agreement through the effective date of the Merger may not exceed $1.0 million.

Closing of the Merger is also conditioned on Roebling’s Executive Vice President Janice Summers entering into a Transition Period Retention Agreement with 3rd Fed Bank pursuant to which her existing employment agreement with Roebling would terminate as of the effective date of the Merger and she would remain employed with 3rd Fed Bank at her current salary for six months.  In the event of her voluntary termination of employment at the end of such six-month period or her termination by 3rd Fed Bank prior thereto, she shall be entitled to a severance payment of $275,442.  3rd Fed Bank has agreed to pay severance of two months’ salary to certain other Roebling executives who continue working for 3rd Fed Bank for at least 60 days after the Merger, including President and Chief Executive Officer R. Scott Horner.

The foregoing summary of the Merger Agreement, Support Agreements and Transition Period Retention Agreement are qualified in their entirety by reference to the complete text of such documents, which are filed as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K and which are incorporated herein by reference in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibits are filed with this Current Report on Form 8-K:

Number	Description

2.1
Agreement and Plan of Merger, dated December 28, 2012, by and among TF Financial Corporation, Roebling Financial Corp, Inc., 3rd Fed Bank and Roebling Bank (the schedules and exhibits have been omitted pursuant to Section 601(b)(2) of Regulation S-K).

2.2	Form of Support Agreement.

2.3	Form of Transition Period Retention Agreement between 3rd Fed Bank and Janice Summers

Important Additional Information.

In connection with the Merger, TF Financial will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Roebling and a prospectus of TF Financial (the “Proxy Statement/Prospectus”), which will be mailed to Roebling’s shareholders, as well as other relevant documents concerning the Merger.  SHAREHOLDERS OF ROEBLING ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS

FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELEVANT TO MAKING A VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER.

When available, a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about TF Financial and Roebling, may be obtained at the SEC’s website at www.sec.gov.  You will also be able to obtain these documents, free of charge, from Roebling on its website at www.roeblingbank.com/investor.htm or from TF Financial on its website at www.thirdfedbank.com.

Roebling and TF Financial and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Roebling in connection with the Merger.  Information about the directors and executive officers of Roebling and their ownership of Roebling common stock is set forth in Roebling’s Annual Report on Form 10-K, as filed with the SEC on December 19, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Information about the directors and executive officers of TF Financial and their ownership of TF Financial’s common stock is set forth in the proxy statement related to TF Financial’s 2012 annual meeting of shareholders, as filed with the SEC on March 27, 2012, and on Forms 3, 4 and 5 subsequently filed with the SEC by its officers and directors.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation of proxies may be obtained by reading the Proxy Statement/Prospectus when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Cautionary Statement Regarding Forward-Looking Statements.

Certain statements made in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements related to the timing of the closing of the Merger, availability of future resources, improvement in operating efficiency, impact on earnings and statements about the ability of TF Financial management to lead the combined company.  Although TF Financial and Roebling believe that their expectations with respect to such forward-looking statements are based upon reasonable assumptions based on existing knowledge, the material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: the inability to close the Merger in a timely manner; the inability to complete the Merger due to the failure to obtain shareholder approval and adoption of the Merger Agreement and approval of the Merger or the failure to satisfy other conditions to completion of the Merger, including required regulatory and other approvals; the failure of the transaction to close for any other reason; the possibility that the integration of Roebling’s business and operations with those of TF Financial may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Roebling’s or TF Financial’s existing businesses; the challenges of integrating and retaining key employees; and other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the Proxy Statement/Prospectus to be mailed to Roebling’s shareholders.

Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, those described in the cautionary language included under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in TF Financial’s Annual Report on Form 10-K for the year ended December 31, 2011 and documents subsequently filed by TF Financial with the SEC, including TF Financial’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and in Roebling’s Annual Report on Form 10-K for the year ended September 30, 2012 and documents subsequently filed by Roebling with the SEC.  Readers are strongly urged to read the full cautionary statements contained in these materials.  All of these documents are or will be available at the SEC’s website at www.sec.gov.  Neither Roebling nor TF Financial assume any duty to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROEBLING FINANCIAL CORP, INC.
Date: January 4, 2013	By:	/s/ R. Scott Horner
R. Scott Horner President and Chief Executive Officer (Duly Authorized Representative)

EXHIBIT INDEX

2.1
Agreement and Plan of Merger, dated December 28, 2012, by and among TF Financial Corporation, Roebling Financial Corp, Inc., 3rd Fed Bank and Roebling Bank (the schedules and exhibits have been omitted pursuant to Section 601(b)(2) of Regulation S-K).

2.2	Form of Support Agreement.

2.3	Form of Transition Period Retention Agreement between 3rd Fed Bank and Janice Summers